Exhibit 10(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 27 to Registration Statement No. 333-15265 on Form N-1A of our report dated February 18, 2014, relating to the financial statements and financial highlights of BlackRock International Index Fund, one of the series constituting BlackRock Index Funds, Inc. (the “Fund”), and of Master International Index Series (the “Master LLC”), one of the series constituting Quantitative Master Series LLC, appearing in the Annual Report on
Form N-CSR of the Fund for the year ended December 31, 2013, and to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 28, 2014

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 27 to Registration Statement No. 333-15265 on Form N-1A of our report dated February 18, 2014, relating to the financial statements and financial highlights of BlackRock Small Cap Index Fund, a series of BlackRock Index Funds, Inc. (the “Fund”), and Master Small Cap Index Series (the “Master LLC”), one of the series constituting Quantitative Master Series LLC, appearing in the Annual Report on Form N-CSR of the Fund for the year ended December 31, 2013, and to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 28, 2014